EXHIBIT 99.1

Hanmi Reports First Quarter 2022 Results

LOS ANGELES, April 26, 2022 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the first quarter of 2022.

Net income for the first quarter of 2022 was $20.7 million, or $0.68 per diluted share, compared with $33.3 million, or $1.09 per diluted share for the fourth quarter of 2021. Net income for the fourth quarter of 2021 included a $16.0 million recovery of credit loss expense compared with a $1.4 million recovery of credit loss expense for the first quarter of 2022. In addition, the effective tax rate for the fourth quarter was 22.7% - reflecting a $2.7 million benefit from a reduction in the deferred tax asset valuation allowance – compared with a 29.0% effective tax rate for first quarter. Return on average assets and return on average equity for the first quarter of 2022 were 1.22% and 12.74%, respectively.

CEO Commentary
“This was a strong quarter for Hanmi,” said Bonnie Lee, President and Chief Executive Officer of Hanmi. “We produced solid earnings and have positive momentum to start 2022, driven by continued healthy loan production, net interest margin expansion, excellent credit quality and carefully managed expenses. We continue to develop new client relationships and deepen ties with existing clients thanks to the exceptional customer service provided by our employees.”

“Our ability to expand, and leverage, our deep community ties was evident, particularly in our new residential mortgage platform as well as our Corporate Korea initiative. Partly as a result of these efforts, our noninterest-bearing demand deposits continued to grow in the quarter, up 4% from the fourth quarter and 23% year-over-year. These core deposits represent over 46% of total deposits and help contribute to our very attractive total funding costs.”

“Despite a competitive lending environment, we delivered strong net loan growth of 3.6% in the first quarter with solid loan production across all of our loan categories. Additionally, total loan production more than doubled from the prior year, excluding PPP loans. As we enter the second quarter, our loan pipeline remains solid, our net interest margin is healthy, and our credit quality is excellent. We will remain focused on continuing to drive disciplined growth and deliver attractive returns for our shareholders in 2022.”

First Quarter 2022 Highlights:

  First quarter net income decreased 37.9% to $20.7 million, or $0.68 per diluted share from $33.3 million, or $1.09 per diluted share for the fourth quarter of 2021.
  Loans receivable increased 3.6% from year-end December 31, 2021 to $5.34 billion at March 31, 2022; first quarter loan production was very strong at $506.9 million.
  Deposits were $5.78 billion at March 31, 2022 with noninterest-bearing demand deposits up 4.0% from year-end.
  A $1.4 million recovery of credit loss expense for the first quarter; the allowance for credit losses was 1.34% of total loans at March 31, 2022 compared with 1.41% of total loans at December 31, 2021.
  Nonaccrual loans improved 14.1% to $11.5 million and nonperforming assets were 0.18% of total assets at March 31, 2022 compared with 0.20% of total assets at December 31, 2021.
  Redeemed the entire amount of the 5.45% Subordinated Notes due March 30, 2027 (the “2027 Subordinated Notes”).
  Net interest income was $51.0 million for the first quarter, up 2.9% from the fourth quarter; first quarter net interest income included a $1.1 million charge for unamortized debt issuance costs related to the redemption of the 2027 Subordinated Notes.
  Net interest margin was 3.10% for the first quarter, up 14 basis points from the fourth quarter; first quarter net interest margin reflected the seven basis point charge related to the redemption of the 2027 Subordinated Notes.
  Noninterest expense was $31.7 million for the first quarter, comparable with the fourth quarter; the efficiency ratio for the first quarter was 53.29%, compared with 53.81% for the fourth quarter.
  Hanmi’s tangible common equity to tangible assets was 9.07% at the end of the first quarter and had a Common equity Tier 1 capital ratio of 11.33% and a Total capital ratio of 14.71%.

For more information about Hanmi, please see the Q1 2022 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	March 31,	December 31,	September 30,	June 30,	March 31,	Q1-22	Q1-22
	2022	2021	2021	2021	2021	vs. Q4-21	vs. Q1-21

Net income	$20,695	$33,331	$26,565	$22,122	$16,659	$(12,636)	$4,036
Net income per diluted common share	$0.68	$1.09	$0.86	$0.72	$0.54	$(0.41)	$0.14

Assets	$6,737,052	$6,858,587	$6,776,533	$6,578,856	$6,438,401	$(121,535)	$298,651
Loans receivable	$5,337,500	$5,151,541	$4,858,865	$4,820,092	$4,817,151	$185,959	$520,349
Deposits	$5,783,170	$5,786,269	$5,729,536	$5,629,830	$5,509,823	$(3,099)	$273,347

Return on average assets	1.22%	1.93%	1.58%	1.38%	1.08%	-0.71	0.14
Return on average stockholders' equity	12.74%	20.89%	17.13%	14.91%	11.63%	-8.15	1.11

Net interest margin	3.10%	2.96%	3.07%	3.19%	3.09%	0.14	0.01
Efficiency ratio (1)	53.29%	53.81%	52.01%	52.66%	52.92%	-0.52	0.37

Tangible common equity to tangible assets (2)	9.07%	9.23%	8.98%	9.01%	8.87%	-0.16	0.20
Tangible common equity per common share (2)	$20.02	$20.79	$19.96	$19.27	$18.59	$(0.76)	$1.44

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income was $51.0 million for the first quarter of 2022, compared with $49.5 million for the fourth quarter of 2021. First quarter interest and fees on loans receivable increased 3.2%, or $1.7 million, from the preceding quarter, primarily due to a 6.8% increase in the average balance of loans receivable, partially offset by a five basis point decrease in average loan yields. Interest on securities in the first quarter increased $0.7 million from the fourth quarter of 2021, primarily due to a $16.4 million increase in the average balance and a 28 basis point increase in the average yield. First quarter loan prepayment penalties were $0.4 million compared with $0.3 million for the fourth quarter. Total interest expense for the first quarter increased $0.8 million from the preceding quarter, primarily due to a $1.1 million charge for unamortized debt issuance costs related to the redemption of the 2027 Subordinated Notes and was partially offset by a two basis point reduction in the average rate paid on interest-bearing deposits.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-22	Q1-22
Net Interest Income	2022	2021	2021	2021	2021	vs. Q4-21	vs. Q1-21

Interest and fees on loans receivable(1)	$53,924	$52,240	$52,961	$52,785	$50,614	3.2%	6.5%
Interest on securities	2,516	1,821	1,865	1,404	1,140	38.2%	120.7%
Dividends on FHLB stock	248	248	245	242	206	0.0%	20.4%
Interest on deposits in other banks	216	302	329	176	96	-28.5%	125.0%
Total interest and dividend income	$56,904	$54,611	$55,400	$54,607	$52,056	4.2%	9.3%

Interest on deposits	2,013	2,236	2,466	3,003	3,958	-10.0%	-49.1%
Interest on borrowings	337	364	409	447	478	-7.4%	-29.5%
Interest on subordinated debentures	3,598	2,515	2,545	1,585	1,619	43.1%	122.2%
Total interest expense	5,948	5,115	5,420	5,035	6,055	16.3%	-1.8%
Net interest income	$50,956	$49,496	$49,980	$49,572	$46,001	2.9%	10.8%

(1) Includes loans held for sale.

Net interest margin was 3.10% for the first quarter, up 14 basis points from the fourth quarter. This was primarily due to a 19 basis point increase in the yield on earning assets arising from the shift in the composition of earning assets where higher-yielding average loans grew to 78.4% of earning assets from 73.9% and lower-yielding interest-bearing deposits in other banks fell to 7.4% of earnings assets from 12.1%.

The cost of interest-bearing liabilities was 0.69% for the first quarter of 2022 compared with 0.57% for the fourth quarter of 2021. A $1.1 million charge for unamortized debt issuance costs related to the redemption of the 2027 Subordinated Notes in the first quarter drove this increase, which also adversely affected the net interest margin by seven basis points. The average rate paid on interest-bearing deposits was 0.26% for the first quarter of 2022, down two basis points from the fourth quarter of 2021.

	For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-22	Q1-22
Average Earning Assets and Interest-bearing Liabilities	2022	2021	2021	2021	2021	vs. Q4-21	vs. Q1-21
Loans receivable (1)	$5,231,672	$4,896,952	$4,684,570	$4,753,297	$4,843,825	6.8%	8.0%
Securities (2)	930,505	914,148	878,866	812,805	774,022	1.8%	20.2%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	494,887	802,901	872,783	659,934	395,602	-38.4%	25.1%
Average interest-earning assets	$6,673,449	$6,630,386	$6,452,604	$6,242,421	$6,029,834	0.6%	10.7%

Demand: interest-bearing	$124,892	$122,602	$115,233	$112,252	$102,980	1.9%	21.3%
Money market and savings	2,106,008	2,078,659	2,033,876	2,032,102	1,967,012	1.3%	7.1%
Time deposits	937,044	1,013,681	1,061,359	1,136,903	1,238,513	-7.6%	-24.3%
Average interest-bearing deposits	3,167,944	3,214,942	3,210,468	3,281,257	3,308,505	-1.5%	-4.2%
Borrowings	130,556	137,500	143,750	150,091	150,000	-5.1%	-13.0%
Subordinated debentures	213,171	214,899	163,340	119,170	119,040	-0.8%	79.1%
Average interest-bearing liabilities	$3,511,671	$3,567,341	$3,517,558	$3,550,518	$3,577,545	-1.6%	-1.8%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$2,634,398	$2,561,297	$2,444,759	$2,223,172	$1,991,204	2.9%	32.3%

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

	For the Three Months Ended					Amount Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-22	Q1-22
Average Yields and Rates	2022	2021	2021	2021	2021	vs. Q4-21	vs. Q1-21
Loans receivable(1)	4.18%	4.23%	4.49%	4.45%	4.24%	-0.05	-0.06
Securities (2)	1.11%	0.83%	0.87%	0.69%	0.59%	0.28	0.52
FHLB stock	6.14%	6.00%	5.93%	5.93%	5.10%	0.14	1.04
Interest-bearing deposits in other banks	0.18%	0.15%	0.15%	0.11%	0.10%	0.03	0.08
Interest-earning assets	3.46%	3.27%	3.41%	3.51%	3.50%	0.19	-0.04

Interest-bearing deposits	0.26%	0.28%	0.30%	0.37%	0.49%	-0.02	-0.23
Borrowings	1.05%	1.05%	1.13%	1.19%	1.29%	-0.00	-0.24
Subordinated debentures	6.75%	4.68%	6.23%	5.32%	5.44%	2.07	1.31
Interest-bearing liabilities	0.69%	0.57%	0.61%	0.57%	0.69%	0.12	-0.00

Net interest margin (taxable equivalent basis)	3.10%	2.96%	3.07%	3.19%	3.09%	0.14	0.01

Cost of deposits	0.14%	0.15%	0.17%	0.22%	0.30%	-0.01	-0.16

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

For the first quarter of 2022, Hanmi recorded a $1.4 million recovery of credit loss expense comprised of a $1.1 million negative provision for loan losses and a $0.2 million negative provision for off-balance sheet items. In the fourth quarter of 2021, the Company recorded a $16.0 million recovery of credit loss expense comprised of a $13.4 million negative provision for loan losses, a $2.3 million negative provision for off-balance sheet items and a $0.3 million negative provision for the allowance for losses on accrued interest receivable for current or previously modified loans. The fourth quarter negative provision for loan losses reflected a $9.1 million cash recovery from a first quarter 2020 loan charge-off.

First quarter 2022 noninterest income decreased to $8.5 million from $9.3 million for the fourth quarter of 2021, primarily due to a $1.3 million decrease in gains on the sale of SBA 7(a) loans. The volume of SBA loans sold in the first quarter declined 19.2% to $29.6 million from $36.6 million in the fourth quarter, while trade premiums also declined to 9.85% for the first quarter from 10.98% for the fourth quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-22	Q1-22
Noninterest Income	2022	2021	2021	2021	2021	vs. Q4-21	vs. Q1-21
Service charges on deposit accounts	$2,875	$3,007	$3,437	$2,344	$2,357	-4.4%	22.0%
Trade finance and other service charges and fees	1,142	1,160	1,188	1,259	1,034	-1.6%	10.4%
Servicing income	734	666	768	540	846	10.2%	-13.2%
Bank-owned life insurance income	244	252	251	252	256	-3.2%	-4.7%
All other operating income	1,004	1,017	978	908	841	-1.3%	19.4%
Service charges, fees & other	5,999	6,102	6,622	5,303	5,334	-1.7%	12.5%

Gain on sale of SBA loans	2,521	3,791	5,842	3,508	4,125	-33.5%	-38.9%
Net gain (loss) on sales of securities	-	(598)	-	-	99	-100.0%	-100.0%
Gain (loss) on sale of bank premises	-	-	45	-	-	0.0%	0.0%
Legal settlement	-	-	-	75	250	0.0%	-100.0%
Total noninterest income	$8,520	$9,295	$12,509	$8,886	$9,808	-8.3%	-13.1%

Noninterest expense increased slightly to $31.7 million for the first quarter of 2022 from $31.6 million for the fourth quarter of 2021. Salaries and employee benefits expense declined by $0.9 million, reflecting lower estimated incentive compensation for 2022 loan production, and occupancy and equipment expense declined by $0.2 million, which was more than offset by a $1.5 million increase in other operating expenses, largely from more normalized insurance premiums. The efficiency ratio improved slightly to 53.29% for the first quarter from 53.81% for the prior quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-22	Q1-22
	2022	2021	2021	2021	2021	vs. Q4-21	vs. Q1-21
Noninterest Expense
Salaries and employee benefits	$17,717	$18,644	$18,795	$18,302	$16,820	-5.0%	5.3%
Occupancy and equipment	4,646	4,840	5,037	4,602	4,595	-4.0%	1.1%
Data processing	3,236	3,228	2,934	2,915	2,926	0.2%	10.6%
Professional fees	1,430	1,443	1,263	1,413	1,447	-0.9%	-1.2%
Supplies and communication	665	795	741	733	757	-16.4%	-12.2%
Advertising and promotion	817	964	953	374	359	-15.2%	127.6%
All other operating expenses	3,186	1,980	2,906	2,607	2,378	60.9%	34.0%
Subtotal	31,697	31,894	32,629	30,946	29,282	-0.6%	8.2%

Other real estate owned expense (income)	12	-	23	(47)	221	0.0%	94.6%
Repossessed personal property expense (income)	(17)	(258)	(150)	(116)	32	93.4%	153.1%
Total noninterest expense	$31,692	$31,636	$32,502	$30,783	$29,535	0.2%	7.3%

Hanmi recorded a provision for income taxes of $8.5 million for the first quarter of 2022, representing an effective tax rate of 29.0%, compared with $9.8 million, representing an effective tax rate of 22.7% for the fourth quarter of 2021. The increase in the effective tax rate to a more normalized level primarily reflects the fourth quarter $2.7 million benefit from a reduction in the deferred tax asset valuation allowance against certain state net operating losses because the expiration dates were extended due to a change in state income tax regulations.

Financial Position
Total assets at March 31, 2022 decreased 1.8%, or $121.5 million, to $6.74 billion from $6.86 billion at December 31, 2021. The decrease was primarily due to a concomitant reduction in cash following the redemption of the 2027 Subordinated Notes ($86.0 million), and a $12.5 million decline in borrowings and, to a lesser extent, the $36.4 million after-tax decline in the fair market value of securities.

Loans receivable, before the allowance for credit losses, were $5.34 billion at March 31, 2022, up 3.6% from $5.15 billion at December 31, 2021. Loans held for sale, representing the guaranteed portion of SBA 7(a) loans, were $15.6 million at the end of the first quarter of 2022, compared with $13.3 million at the end of the fourth quarter of 2021.

	As of (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-22	Q1-22
	2022	2021	2021	2021	2021	vs. Q4-21	vs. Q1-21
Loan Portfolio
Commercial real estate loans	$3,771,453	$3,701,864	$3,528,506	$3,452,014	$3,372,288	1.9%	11.8%
Residential/consumer loans	432,805	400,548	354,860	348,730	328,228	8.1%	31.9%
Commercial and industrial loans	633,107	561,830	516,357	587,729	707,073	12.7%	-10.5%
Leases	500,135	487,299	459,142	431,619	409,562	2.6%	22.1%
Loans receivable	5,337,500	5,151,541	4,858,865	4,820,092	4,817,151	3.6%	10.8%
Loans held for sale	15,617	13,342	17,881	36,030	32,674	17.1%	-52.2%
Total	$5,353,117	$5,164,883	$4,876,746	$4,856,122	$4,849,825	3.6%	10.4%

	As of
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2022	2021	2021	2021	2021
Composition of Loan Portfolio
Commercial real estate loans	70.5%	71.6%	72.3%	71.1%	69.5%
Residential/consumer loans	8.1%	7.8%	7.3%	7.2%	6.8%
Commercial and industrial loans	11.8%	10.9%	10.6%	12.1%	14.6%
Leases	9.3%	9.4%	9.4%	8.9%	8.4%
Loans receivable	99.7%	99.7%	99.6%	99.3%	99.3%
Loans held for sale	0.3%	0.3%	0.4%	0.7%	0.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $506.9 million for the first quarter at an average rate of 3.95% while $181.0 million of loans paid-off during the quarter at an average rate of 4.45%.

Commercial real estate loan production for the first quarter was $233.3 million. Commercial and industrial loan production was $98.4 million, SBA loan production was $42.6 million, lease production was $71.5 million and residential mortgage loan production was $59.9 million. The strong net loan growth for the first quarter reduced excess liquidity on the balance sheet and contributed to the $296.5 million decrease in cash and due from banks.

	For the Three Months Ended (in thousands)
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2022	2021	2021	2021	2021
New Loan Production
Commercial real estate loans	$233,295	$291,543	$214,380	$186,136	$103,051
Commercial and industrial loans	98,432	116,365	114,263	99,429	42,255
SBA loans	42,632	47,397	46,264	42,560	155,908
Leases receivable	71,487	83,813	83,642	70,923	34,055
Residential/consumer loans	61,023	85,966	41,497	66,581	12,722
subtotal	506,869	625,084	500,046	465,629	347,991

Payoffs	(181,026)	(152,134)	(291,686)	(264,822)	(166,730)
Amortization	(96,852)	(90,358)	(63,435)	(90,348)	(94,852)
Loan sales	(29,577)	(41,274)	(65,253)	(35,760)	(136,590)
Net line utilization	(12,620)	(48,203)	(39,941)	(70,287)	(9,331)
Charge-offs & OREO	(835)	(439)	(958)	(1,471)	(3,505)

Loans receivable-beginning balance	5,151,541	4,858,865	4,820,092	4,817,151	4,880,168
Loans receivable-ending balance	$5,337,500	$5,151,541	$4,858,865	$4,820,092	$4,817,151

Deposits were $5.78 billion at the end of the first quarter of 2022, down slightly from $5.79 billion at the end of the preceding quarter. The change was comprised of a $104.2 million increase in noninterest-bearing demand deposits, offset by a $90.6 million decrease in time deposits and an $18.4 million decline in money market and savings deposits. Noninterest-bearing demand deposits represented 46.3% of total deposits at March 31, 2022 and the loan-to-deposit ratio was 92.3%.

	As of (in thousands)					Percentage Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-22	Q1-22
	2022	2021	2021	2021	2021	vs. Q4-21	vs. Q1-21
Deposit Portfolio
Demand: noninterest-bearing	$2,678,726	$2,574,517	$2,548,591	$2,354,671	$2,174,624	4.0%	23.2%
Demand: interest-bearing	126,907	125,183	118,334	113,892	111,362	1.4%	14.0%
Money market and savings	2,080,969	2,099,381	2,033,000	2,045,143	2,029,824	-0.9%	2.5%
Time deposits	896,568	987,188	1,029,611	1,116,124	1,194,013	-9.2%	-24.9%
Total deposits	$5,783,170	$5,786,269	$5,729,536	$5,629,830	$5,509,823	-0.1%	5.0%

	As of
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2022	2021	2021	2021	2021
Composition of Deposit Portfolio
Demand: noninterest-bearing	46.3%	44.4%	44.4%	41.9%	39.5%
Demand: interest-bearing	2.2%	2.2%	2.1%	2.0%	2.0%
Money market and savings	36.0%	36.3%	35.5%	36.3%	36.8%
Time deposits	15.5%	17.1%	18.0%	19.8%	21.7%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at March 31, 2022 was $621.5 million, compared with $643.4 million at December 31, 2021. The sequential decline was primarily due to the $36.4 million unrealized after-tax loss recorded in accumulated other comprehensive income for the first quarter because of changes in the value of the securities portfolio resulting from increases in interest rates during the quarter. Tangible common stockholders’ equity was $610.1 million, or 9.07% of tangible assets, at March 31, 2022, compared with $632.0 million, or 9.23% of tangible assets at the end of the fourth quarter. Tangible book value per share decreased to $20.02 at March 31, 2022 from $20.79 at the end of the prior quarter.

Hanmi and the Bank exceeded the minimum regulatory capital requirements and the Bank continues to exceed the minimum for the “well capitalized” category. At March 31, 2022, Hanmi’s preliminary Common equity Tier 1 capital ratio was 11.33% and its Total risk-based capital ratio was 14.71% compared with 11.55% and 16.57%, respectively, at the end of the fourth quarter of 2021. The decline in the Total risk-based capital ratio reflects the redemption of the 2027 Subordinated Notes.

	As of					Amount Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Q1-22	Q1-22
	2022	2021	2021	2021	2021	vs. Q4-21	vs. Q1-21
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	14.71%	16.57%	17.18%	15.53%	15.54%	-1.86	-0.83
Tier 1 risk-based capital	11.69%	11.93%	12.18%	12.30%	12.26%	-0.24	-0.57
Common equity tier 1 capital	11.33%	11.55%	11.78%	11.88%	11.84%	-0.22	-0.51
Tier 1 leverage capital ratio	9.70%	9.63%	9.50%	9.57%	9.61%	0.07	0.09
Hanmi Bank
Total risk-based capital	14.18%	14.70%	15.17%	15.25%	15.26%	-0.52	-1.08
Tier 1 risk-based capital	13.09%	13.59%	13.91%	13.99%	14.01%	-0.50	-0.92
Common equity tier 1 capital	13.09%	13.59%	13.91%	13.99%	14.01%	-0.50	-0.92
Tier 1 leverage capital ratio	10.84%	10.96%	10.86%	10.89%	10.99%	-0.12	-0.15

(1) Preliminary ratios for March 31, 2022

Asset Quality
Loans and leases 30 to 89 days past due and still accruing were 0.10% of loans and leases at the end of the first quarter of 2022, compared with 0.11% at the end of the prior quarter.

Special mention loans were $141.0 million at the end of the first quarter, up from $95.3 million at December 31, 2021. The quarter-over-quarter change included increases from downgrades of pass loans of $66.3 million and other additions of $1.8 million. Reductions included upgrades to pass of $19.2 million, payoffs and paydowns of $2.6 million and $0.6 million of downgrades to classified.

Classified loans were $57.4 million at March 31, 2022, down from $60.6 million at the end of the fourth quarter. The quarter-over-quarter decline reflected payoffs and paydowns of $3.5 million, upgrades of $2.2 million and charge-offs of $0.3 million. Offsetting the declines in classified loans were additions, representing downgrades from pass and special mention, totaling $2.8 million.

Nonperforming loans were $11.5 million at March 31, 2022, or 0.21% of loans, down from $13.4 million at the end of the fourth quarter of 2021, or 0.26% of the portfolio. The quarter-over-quarter decrease reflected payoffs, paydowns, and charge-offs of $2.3 million and upgrades to accrual of $0.8 million. Additions to nonperforming loans totaled $1.2 million for the quarter.

Nonperforming assets were $12.1 million at the end of the first quarter of 2022, or 0.18% of total assets, down from $14.0 million, or 0.20% of assets, at the end of the prior quarter.

Gross charge-offs for the first quarter of 2022 were $0.8 million compared with $0.5 million for the preceding quarter. Recoveries of previously charged-off loans for the first quarter of 2022 were $0.9 million, compared with $9.8 million for the preceding quarter. As a result, there were net recoveries of $0.1 million for the first quarter of 2022, compared with net recoveries of $9.3 million for the prior quarter. For the first quarter of 2022, net recoveries represented 0.01% of average loans on an annualized basis, compared with net recoveries of 0.76% of average loans for the fourth quarter on an annualized basis.

The allowance for credit losses was $71.5 million as of March 31, 2022, generating an allowance for credit losses to loans of 1.34%, compared with 1.41% at the end of the prior quarter. While quantitative loss factors increased slightly during the first quarter due to strong loan growth, qualitative loss factors declined in the first quarter, reflecting improving economic conditions, and asset quality metrics. While macroeconomic assumptions continue to improve, the risk factors associated with the impact of the COVID-19 pandemic on the Bank’s loan portfolio continue to be considered in establishing the allowance for credit losses.

	As of or for the Three Months Ended (in thousands)							Amount Change
	Mar 31,	Dec 31,	Sep 30,		Jun 30,		Mar 31,	Q1-22	Q1-22
	2022	2021	2021		2021		2021	vs. Q4-21	vs. Q1-21
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$5,493	$5,881	$6,017		$4,332		$6,926	$(388)	$(1,433)
Delinquent loans to total loans	0.10%	0.11%	0.12%		0.09%		0.14%	-0.01	-0.04

Criticized loans:
Special mention	$140,958	$95,295	$130,564		$121,826		$96,057	$45,663	$44,901
Classified	57,402	60,632	82,436		110,120		147,426	(3,230)	(90,024)
Total criticized loans	$198,360	$155,927	$213,000		$231,946		$243,483	$42,433	$(45,123)

Nonperforming assets:
Nonaccrual loans	$11,470	$13,360	$21,223		$39,573		$55,058	$(1,890)	$(43,588)
Loans 90 days or more past due and still accruing	-	-	13		12,446		-	-	-
Nonperforming loans	11,470	13,360	21,236		52,019		55,058	(1,890)	(43,588)
Other real estate owned, net	675	675	675		712		1,545	-	(870)
Nonperforming assets	$12,145	$14,035	$21,911		$52,731		$56,603	$(1,890)	$(44,458)

Nonperforming loans to total loans	0.21%	0.26%	0.44%		1.08%		1.14%
Nonperforming assets to assets	0.18%	0.20%	0.32%		0.80%		0.88%

Allowance for credit losses:
Balance at beginning of period	$72,557	$76,613	$83,372		$88,392		$90,426
Credit loss expense (recovery) on loans	(1,147)	(13,375)	(7,623)		(4,112)		964
Net loan (charge-offs) recoveries	102	9,319	864		(908)		(2,998)
Balance at end of period	$71,512	$72,557	$76,613	$-	$83,372	$-	$88,392

Net loan charge-offs (recoveries) to average loans (1)	-0.01%	-0.76%	-0.07%		0.08%		0.25%
Allowance for credit losses to loans	1.34%	1.41%	1.58%		1.73%		1.83%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$2,586	$4,851	$3,643		$2,342		$2,791
Credit loss expense on off-balance sheet items	(228)	(2,265)	1,208		1,301		(450)
Balance at end of period	$2,358	$2,586	$4,851		$3,643		$2,341

Commitments to extend credit	$626,615	$626,474	$536,149		$552,773		$463,841

Allowance for Losses on Accrued Interest Receivable:
Balance at beginning of period	-	$311	$680		$1,196		$1,666
Interest reversal for loans placed on nonaccrual	-	-	-		-		-
Credit loss expense on interest accrued on CARES Act modifications	-	(311)	(369)		(516)		(470)
Balance at end of period	-	$-	$311		$680		$1,196

(1) Annualized

Corporate Developments
On January 27, 2022, Hanmi’s Board of Directors declared a cash dividend on its common stock for the 2022 first quarter of $0.22 per share, up 10% from $0.20 per share in the prior quarter. The dividend was paid on February 24, 2022 to stockholders of record as of the close of business on February 7, 2022.

On March 30, 2022, Hanmi redeemed its 5.45% Subordinated Notes due March 30, 2027 (the “2027 Subordinated Notes”), which included all of the outstanding $100 million aggregate principal amount. A portion of the redemption was funded with the proceeds from the Company’s August 20, 2021 subordinated debt offering. The redemption price for each of the 2027 Subordinated Notes equaled 100% of the outstanding principal amount redeemed, plus any accrued and unpaid interest thereon. All interest accrued on the 2027 Subordinated Notes ceased to accrue on and after March 30, 2022. Upon the redemption, Hanmi recognized a pre-tax charge of $1.1 million for the remaining unamortized debt issuance costs associated with the 2027 Subordinated Notes.

Earnings Conference Call
Hanmi Bank will host its first quarter 2022 earnings conference call today, April 26, 2022 at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the event the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code HANMI. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  the effect of potential future supervisory action against us or Hanmi Bank;
  the effect of our rating under the Community Reinvestment Act and our ability to address any issues raised in our regulatory exams;
  general economic and business conditions internationally, nationally and in those areas in which we operate;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates and a decline in the level of our interest rate spread;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  the inability to successfully implement future information technology enhancements;
  difficult business and economic conditions that can adversely affect our industry and business, including competition, fraudulent activity and negative publicity;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  the imposition of tariffs or other domestic or international governmental policies impacting the value of the products of our borrowers;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses;
  changes in securities markets; and
  risks as it relates to cyber security against our information technology and those of our third-party providers and vendors.

Further, given its ongoing and dynamic nature, it is difficult to predict the continuing impact of the COVID-19 pandemic on our business and results of operation. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated. As a result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations:

  demand for our products and services may decline;
  if the economy worsens, loan delinquencies, problem assets, and foreclosures may increase;
  collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase;
  our allowance for credit losses may have to be increased if borrowers experience financial difficulties;
  a worsening of business and economic conditions or in the financial markets could result in an impairment of certain intangible assets, such as goodwill or our servicing assets;
  the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us;
  a material decrease in net income or a net loss over several quarters could result in the elimination or a decrease in the rate of our quarterly cash dividend;
  our cyber security risks are increased as the result of an increase in the number of employees working remotely;
  FDIC premiums may increase if the agency experiences additional resolution costs; and
  the unanticipated loss or unavailability of key employees due to the outbreak, which could harm our ability to operate our business or execute our business strategy, especially as we may not be successful in finding and integrating suitable replacements.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Larry Clark, CFA
Investor Relations
Financial Profiles, Inc.
lclark@finprofiles.com
310-622-8223

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	March 31,	December 31,	Percentage	March 31,	Percentage
	2022	2021	Change	2021	Change
Assets
Cash and due from banks	$312,491	$608,965	-48.7%	$646,445	-51.7%
Securities available for sale, at fair value	876,980	910,790	-3.7%	780,114	12.4%
Loans held for sale, at the lower of cost or fair value	15,617	13,342	17.1%	32,674	-52.2%
Loans receivable, net of allowance for credit losses	5,265,988	5,078,984	3.7%	4,728,759	11.4%
Accrued interest receivable	12,289	11,976	2.6%	14,806	-17.0%
Premises and equipment, net	24,410	24,788	-1.5%	26,398	-7.5%
Customers' liability on acceptances	182	-	-	735	-75.2%
Servicing assets	7,202	7,080	1.7%	6,150	17.1%
Goodwill and other intangible assets, net	11,353	11,395	-0.4%	11,558	-1.8%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	55,149	54,905	0.4%	54,150	1.8%
Prepaid expenses and other assets	139,006	119,977	15.9%	120,227	15.6%
Total assets	$6,737,052	$6,858,587	-1.8%	$6,438,401	4.6%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,678,726	$2,574,517	4.0%	$2,174,624	23.2%
Interest-bearing	3,104,444	3,211,752	-3.3%	3,335,199	-6.9%
Total deposits	5,783,170	5,786,269	-0.1%	5,509,823	5.0%
Accrued interest payable	966	1,161	-16.8%	2,352	-58.9%
Bank's liability on acceptances	182	-	-	735	-75.2%
Borrowings	125,000	137,500	-9.1%	150,000	-16.7%
Subordinated debentures	128,967	215,006	-40.0%	119,124	8.3%
Accrued expenses and other liabilities	77,315	75,234	2.8%	74,545	3.7%
Total liabilities	6,115,600	6,215,170	-1.6%	5,856,579	4.4%

Stockholders' equity:
Common stock	33	33	0.0%	33	0.0%
Additional paid-in capital	581,337	580,796	0.1%	578,958	0.4%
Accumulated other comprehensive income	(44,819)	(8,443)	-430.8%	(5,293)	-746.8%
Retained earnings	210,788	196,784	7.1%	128,211	64.4%
Less treasury stock	(125,887)	(125,753)	-0.1%	(120,087)	-4.8%
Total stockholders' equity	621,452	643,417	-3.4%	581,822	6.8%
Total liabilities and stockholders' equity	$6,737,052	$6,858,587	-1.8%	$6,438,401	4.6%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,	December 31,	Percentage	March 31,	Percentage
	2022	2021	Change	2021	Change
Interest and dividend income:
Interest and fees on loans receivable	$53,924	$52,240	3.2%	$50,614	6.5%
Interest on securities	2,516	1,821	38.2%	1,140	120.7%
Dividends on FHLB stock	248	248	0.0%	206	20.4%
Interest on deposits in other banks	216	302	-28.5%	96	125.0%
Total interest and dividend income	56,904	54,611	4.2%	52,056	9.3%
Interest expense:
Interest on deposits	2,013	2,236	-10.0%	3,958	-49.1%
Interest on borrowings	337	364	-7.4%	478	-29.5%
Interest on subordinated debentures	3,598	2,515	43.1%	1,619	122.2%
Total interest expense	5,948	5,115	16.3%	6,055	-1.8%
Net interest income before credit loss expense	50,956	49,496	2.9%	46,001	10.8%
Credit loss expense (recovery)	(1,375)	(15,951)	91.4%	2,109	-165.2%
Net interest income after credit loss expense	52,331	65,447	-20.0%	43,892	19.2%
Noninterest income:
Service charges on deposit accounts	2,875	3,007	-4.4%	2,357	22.0%
Trade finance and other service charges and fees	1,142	1,160	-1.6%	1,034	10.4%
Gain on sale of Small Business Administration ("SBA") loans	2,521	3,791	-33.5%	4,125	-38.9%
Other operating income	1,982	1,337	48.2%	2,292	-13.5%
Total noninterest income	8,520	9,295	-8.3%	9,808	-13.1%
Noninterest expense:
Salaries and employee benefits	17,717	18,644	-5.0%	16,820	5.3%
Occupancy and equipment	4,646	4,840	-4.0%	4,595	1.1%
Data processing	3,236	3,228	0.2%	2,926	10.6%
Professional fees	1,430	1,443	-0.9%	1,447	-1.2%
Supplies and communications	665	795	-16.4%	757	-12.2%
Advertising and promotion	817	964	-15.2%	359	127.6%
Other operating expenses	3,181	1,722	84.7%	2,631	20.9%
Total noninterest expense	31,692	31,636	0.2%	29,535	7.3%
Income before tax	29,159	43,106	-32.4%	24,165	20.7%
Income tax expense	8,464	9,775	-13.4%	7,506	12.8%
Net income	$20,695	$33,331	-37.9%	$16,659	24.2%
					-
Basic earnings per share:	$0.68	$1.10		$0.54
Diluted earnings per share:	$0.68	$1.09		$0.54

Weighted-average shares outstanding:
Basic	30,254,212	30,243,560		30,461,681
Diluted	30,377,580	30,328,163		30,473,970
Common shares outstanding	30,468,458	30,407,261		30,682,533

Consolidated Statements of Income, Continued

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$5,231,672	$53,924	4.18%	$4,896,952	$52,240	4.23%	$4,843,825	$50,614	4.24%
Securities (2)	930,505	2,586	1.11%	914,148	1,821	0.83%	774,022	1,140	0.59%
FHLB stock	16,385	248	6.14%	16,385	248	6.00%	16,385	206	5.10%
Interest-bearing deposits in other banks	494,887	216	0.18%	802,901	302	0.15%	395,602	96	0.10%
Total interest-earning assets	6,673,449	56,974	3.46%	6,630,386	54,611	3.27%	6,029,834	52,056	3.50%

Noninterest-earning assets:
Cash and due from banks	62,968			66,788			56,666
Allowance for credit losses	(73,177)			(78,102)			(89,681)
Other assets	229,952			224,691			233,146

Total assets	$6,893,192			$6,843,763			$6,229,965

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$124,892	$17	0.06%	$122,602	$17	0.06%	$102,980	$14	0.05%
Money market and savings	2,106,008	1,189	0.23%	2,078,659	1,215	0.23%	1,967,012	1,479	0.30%
Time deposits	937,044	807	0.35%	1,013,681	1,004	0.39%	1,238,513	2,465	0.81%
Total interest-bearing deposits	3,167,944	2,013	0.26%	3,214,942	2,236	0.28%	3,308,505	3,958	0.49%
Borrowings	130,556	337	1.05%	137,500	364	1.05%	150,000	478	1.29%
Subordinated debentures	213,171	3,598	6.75%	214,899	2,515	4.68%	119,040	1,619	5.44%
Total interest-bearing liabilities	3,511,671	5,948	0.69%	3,567,341	5,115	0.57%	3,577,545	6,055	0.69%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,634,398			2,561,297			1,991,204
Other liabilities	88,367			82,077			80,060
Stockholders' equity	658,756			633,048			581,156

Total liabilities and stockholders' equity	$6,893,192			$6,843,763			$6,229,965

Net interest income (tax equivalent basis)		$51,026			$49,496			$46,001

Cost of deposits			0.14%			0.15%			0.30%
Net interest spread (taxable equivalent basis)			2.77%			2.70%			2.81%
Net interest margin (taxable equivalent basis)			3.10%			2.96%			3.09%

(1) Includes average loans held for sale
(2) Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	March 31,	December 31,	September 30,	June 30,	March 31,
Hanmi Financial Corporation	2022	2021	2021	2021	2021
Assets	$6,737,052	$6,858,587	$6,776,533	$6,578,856	$6,438,401
Less goodwill and other intangible assets	(11,353)	(11,395)	(11,450)	(11,504)	(11,558)
Tangible assets	$6,725,699	$6,847,192	$6,765,083	$6,567,352	$6,426,843

Stockholders' equity (1)	$621,452	$643,417	$619,055	$602,977	$581,822
Less goodwill and other intangible assets	(11,353)	(11,395)	(11,450)	(11,504)	(11,558)
Tangible stockholders' equity (1)	$610,099	$632,022	$607,605	$591,473	$570,264

Stockholders' equity to assets	9.22%	9.38%	9.14%	9.17%	9.04%
Tangible common equity to tangible assets (1)	9.07%	9.23%	8.98%	9.01%	8.87%

Common shares outstanding	30,468,458	30,407,261	30,441,601	30,697,652	30,682,533
Tangible common equity per common share	$20.02	$20.79	$19.96	$19.27	$18.59

(1) There were no preferred shares outstanding at the periods indicated.